Page 65 of 67 Pages

                                    EXHIBIT M

                                 AMENDMENT NO. 1

                                       TO

                          REGISTRATION RIGHTS AGREEMENT


          This Amendment No. 1, dated as of January 26, 1998, is by and between T/F PURIFINER, INC., a Delaware corporation (the "Company"), and QUANTUM INDUSTRIAL PARTNERS LDC, a Cayman Islands limited duration company (the "Investor") .

          WHEREAS, the Company and the Investor entered into a Registration Rights Agreement, dated as of June 19, 1997 (the "Registration Agreement");

          WHEREAS, in order to induce the Investor to enter into those transactions contemplated by that Note Purchase Agreement dated as of January 26, 1998 by and between the Company and the Investor (the "Note Purchase Agreement") and that Note Exchange Agreement by and between the Company and the Investor dated as of January 26, 1998 (the "Note Exchange Agreement"), the Company has agreed to provide registration rights with respect to the shares of common stock of the Company, par value $.001 per share (the "Common Stock"), issuable upon exercise of the securities issued to the Investor pursuant to the Note Purchase Agreement and the Note Exchange Agreement;

          WHEREAS, the Company and the Investor desire to amend the Registration Agreement in connection with the foregoing;

          NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

          1. Section 1 of the Registration Agreement is hereby amended and restated in its entirety as follows:

         '1.      Securities Subject to this Agreement
                  ------------------------------------

               The term "Registrable Securities" shall mean (i) shares of the Common Stock issued and sold to the Investor pursuant to the Securities Purchase Agreement, (ii) shares of Common Stock issuable upon exercise of the warrant (the "Warrant") issued to the Investor pursuant to the Securities Purchase Agreement, that are from time to time held by the Investor or any subsequent holder thereof (the "Warrant Holders"), (iii) shares of Common Stock issuable upon the conversion of the 12% Senior Subordinated Convertible Note in the aggregate principal amount of $500,000 issued to the Investor pursuant to the Note Purchase




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                                                             Page 66 of 67 Pages

               dated as of January 26, 1998 by and between the Company and the Investor, that are from time to time held by the Investor or any subsequent holder thereof (the "Note Holders"), (iv) shares of Common Stock issuable upon the conversion of the 12% Senior Subordinated Convertible Note in the aggregate principal amount of $2,000,000 issued to the Investor pursuant to the Note Exchange Agreement dated as of January 26, 1998 by and between the Company and the Investor, that are from time to time held by the Investor or any subsequent holder thereof (the "Exchange Note Holders"; and together with the Warrant Holders and the Note Holders, the "Holders"), and (v) shares of Common Stock issued or issuable to the Holders by way of a dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise; provided, that such securities shall cease to be
               --------
               Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall cease to be outstanding or (c) they are distributed to the public pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.'

          2. Except as expressly amended hereby, the Registration Agreement, and all rights and obligations of the Investor and the Company, thereunder, shall remain in full force and effect. This amendment shall not, except as expressly provided herein, be deemed to be a consent to any waiver or modification of any other terms or provisions of the Registration Agreement.

          3. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

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                                                             Page 67 of 67 Pages

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                                            QUANTUM INDUSTRIAL PARTNERS LDC


                                            By:   _____________________________
                                                  Name:
                                                  Title:


                                            T/F PURIFINER, INC.


                                            By:   _____________________________
                                                  Name:
                                                  Title:


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